Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-112947 and 333-155370) on Form S-8 and Registration Statement (No. 333-139895) on Form S-3 of Bay Banks of Virginia, Inc. of our report dated March 28, 2012, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of Bay Banks of Virginia, Inc. for the year ended December 31, 2011.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia
March 28, 2012